UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2005

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071

 (Address of principal executive offices)

678-720-0660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On July 28, 2005 the Board of Directors of the Registrant approved Amendment Number Three to the Xponential, Inc. Capital Incentive Program (the “Plan”), effective as of January 1, 2005 (the “Amendment”).  The Plan is a voluntary deferral program designed to provide key employees with the right to forego up to 100% of their bonus and/or salary in exchange for grants of shares of restricted common stock, $0.01 par value, of the Registrant at a discounted price per share.

Pursuant to the Amendment, effective January 1, 2005:

(a)     Participants under the Plan may not elect to make any deferrals of salary, bonus, or other compensation from the Company for services performed on or after January 1, 2005;

(b)     Participants under the Plan may not elect to further defer the vesting and receipt of shares of common stock of the Company relating to Restricted Stock Awards granted to Participants under the Plan prior to January 1, 2005;

(c)     no additional Restricted Stock Awards of shares of common stock of the Company will be granted to Participants under the Plan in connection with salary, bonus, or other compensation deferrals by Participants under the Plan for services performed on or after January 1, 2005; and

(d)     elective deferral agreements and additional deferral agreements executed prior to January 1, 2005, to the extent inconsistent with the foregoing, are amended.

The Plan will continue in full force and effect until (a) all Restricted Stock Awards granted prior to January 1, 2005 are fully vested and (b) all elective deferral agreements and additional deferral agreements executed prior to January 1, 2005 by their terms, as amended, expire.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibits are furnished as part of this Report:

4.01         Amendment Number Three to Xponential, Inc. Capital Incentive Program *

*              Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2005	XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer